EXHIBIT 32

SECTION 1350 CERTIFICATION

To our knowledge, the undersigned executive officers of Carolina Financial Corporation (successor to First South Bancorp, Inc.) hereby certify that this Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of First South Bancorp, Inc.

/s/ Jerold L. Rexroad	/s/ William A. Gehman, III
Jerold L. Rexroad	William A. Gehman, III
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)
Date: November 9, 2017	Date: November 9, 2017